ITEM 77E
 LEGAL PROCEEDINGS
Since October
2003 Federated
and related
entities
collectively
Federated and
various Federated
funds Funds
have been named
as defendants
in several class
action lawsuits
now pending in the
United States
District Court for
the District of
Maryland The lawsuits
were purportedly filed
on behalf of
people who purchased
owned and/or redeemed
shares of
Federatedsponsored
mutual funds during
specified periods
beginning November
1 1998 The suits are
generally similar in
alleging that Federated
engaged in illegal
and improper trading
practices including market
timing and late trading in
concert
with certain institutional
traders which allegedly
caused financial injury
to the mutual fund
shareholders These lawsuits
began to be filed shortly
after Federateds first public
 announcement that it
had received requests for
information on shareholder
trading activities in the
Funds from the SEC the
Office of the New York
State
Attorney General NYAG and
other authorities In that
regard on
November 28 2005 Federated
announced that it had reached
 final settlements with the
SEC and the
NYAG with respect to those
matters Specifically the
SEC and NYAG settled
proceedings against three
Federated subsidiaries
involving undisclosed
market timing arrangements
and late trading The SEC
made findings that
Federated Investment
Management Company FIMC
an SECregistered
investment adviser to
various Funds and Federated
Securities Corp an
SECregistered brokerdealer
and distributor for the
Funds violated provisions
of the Investment Advisers
Act and Investment
Company Act by approving
but not disclosing three
market timing arrangements
or the associated
conflict of interest between
FIMC and the funds involved
in the arrangements either
to other fund
shareholders or to the
funds
board and that Federated
Shareholder Services Company
formerly an SEC
registered transfer agent
failed to prevent a customer
and a Federated employee from
late trading in
violation of provisions of
the Investment Company Act
The NYAG found that such
conduct violated
provisions of New York
State law Federated
entered into the settlements
without admitting or denying
the regulators findings
As Federated previously
reported in 2004 it has
already paid approximately 80
million to certain funds
as determined by an independent
consultant As part of
these settlements
Federated agreed to pay
disgorgement and a civil
money penalty in the
aggregate amount of an
additional $72 million and
among other things agreed
that it would not serve as
investment adviser to
any registered investment
company unless i at least
 75 of the funds directors
are independent of
Federated ii the chairman
of each such fund is
independent of Federated
iii no action may be taken
by the funds board or any
committee thereof unless
approved by a majority of
the independent trustees
of the fund or committee
respectively and iv the
fund appoints a senior
officer who reports to the
independent trustees and
is responsible for monitoring
compliance by the fund with
applicable laws and
fiduciary duties and for
managing the process by
which management fees
charged to a fund are
approved The settlements
are described in Federateds
 announcement which along
with previous press
releases and related
communications on those
matters is available in
the About Us section of
Federateds website at
FederatedInvestorscom
Federated and various
Funds have also been
named as defendants in
several additional
lawsuits the
majority of which are
now pending in the United
States District Court for
the Western District of
Pennsylvania alleging
among other things excessive
advisory and Rule 12b1 fees
The board of the Funds has
retained the law firm of
Dickstein Shapiro LLP to
represent the Funds in
these lawsuits Federated and
the Funds and their respective
counsel are reviewing the
allegations and
intend to defend this
litigation Additional
lawsuits based upon similar
allegations may be filed
in the
future The potential
impact of these lawsuits
all of which seek
unquantified damages
attorneys fees
and expenses and future
potential similar suits
is uncertain Although we
 do not believe that these
lawsuits will have a
material adverse effect
on the Funds there can be
no assurance that these suits
ongoing adverse publicity
andor other developments
 resulting from the
regulatory investigations
will
not result in increased
Fund redemptions reduced
 sales of Fund shares or
other adverse consequences
for the Funds



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